Exhibit 99.1

COMPUCREDIT HOLDINGS CORPORATION
TO CHANGE NAME TO ATLANTICUS HOLDINGS CORPORATION

ATLANTA, GA, November 28, 2012 -- CompuCredit Holdings Corporation (NASDAQ: CCRT) (the “Company”) today announced that the Company will change its name to Atlanticus Holdings Corporation.  Atlanticus Holdings Corporation will continue to invest in businesses primarily focused in the financial services industry.

“Over the past three years, we exited certain business lines and invested in new initiatives to reposition our enterprise for the future,” said David G. Hanna, the Company’s Chairman and Chief Executive Officer.  “The name change of our parent company underscores this evolution and we believe we are well positioned to grow our operating companies’ businesses, provide financial products and services that are highly valued by our customers, and increase shareholder value.”

The Company also announced that its NASDAQ ticker symbol will change from “CCRT” to “ATLC.”  The name change will become effective on November 30, 2012 and the Company’s common stock will begin trading under the new ticker symbol on December 3, 2012.

About the Company

The Company invests in businesses primarily focused in the financial services industry. Following the name change, additional information about the Company will be available at www.atlanticus.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements, including statements regarding the Company’s name and ticker symbol changes, the expected effective dates for these changes, our future investments and products, and the future growth of our businesses and shareholder value.  These statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, management’s beliefs, and assumptions made by management.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.  Reference is made to the Company’s regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company’s performance.